UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2017, MegaWest Energy Kansas Corp. (“MegaWest”), a wholly-owned subsidiary of Petro River Oil Corp (the “Company”), entered into an agreement to modify various Promissory Notes (together, the “Notes”) (the “Modification”) previously issued by Fortis Business Holdings, LLC and Fortis Property Group, LLC (together, “Fortis”) to MegaWest, as more specifically set forth in the Modification of Promissory Notes attached hereto as Exhibit 10.1. Pursuant to the Modification, MegaWest (i) extended the maturity date of the Notes to January 31, 2018 (the “Maturity Date”), (ii) waived any and all interest payments due under the Notes until the Maturity Date, and (iii) agreed not to assess Fortis any late charges or increase the interest rate with respect to any outstanding interest payments due under any of the Notes as of the date of the Modification.

Proceeds from the Notes will be available upon the redetermination of the fair market value of the Company’s interest in Bandolier Energy LLC (the “Bandolier Interest”) (the “Redetermination”), which is anticipated to occur on or before January 31, 2018. Upon a Redetermination, in the event there is a shortfall from the valuation ascribed to the Bandolier Interest at the time of the Redetermination, as compared to the value ascribed to the Bandolier Interest in the Contribution Agreement entered into by and between the Company, MegaWest and Fortis, dated October 15, 2015, the Company will be required to provide MegaWest with a cash contribution in an amount equal to the shortfall. In the event the Company is unable to deliver to MegaWest the cash contribution required after the Redetermination, if any, the board of directors of MegaWest shall have the right to exercise certain remedies against the Company, including a right to foreclose on the Company’s entire equity in MegaWest, which equity interest has been pledged to Fortis under the terms of the Contribution Agreement. In the event of foreclosure, the Bandolier Interest would revert back to the Company.

Disclaimer

The foregoing description of the Modification of Promissory Notes does not purport to be complete, and is qualified in its entirety by reference to the full text of the Modification of Promissory Notes attached hereto as Exhibit 10.1, which is incorporated by reference in.

Item 8.01 Other Events

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: January 5, 2018	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Modification of Promissory Notes, dated December 29, 2017